UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2014

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director. The board of directors (the “Board”) of IDEXX Laboratories, Inc. (the “Company”) elected Daniel M. Junius as an independent director and member of its audit committee on March 11, 2014. Mr. Junius’s election fills a vacancy in Class I, the term for which ends at the 2015 annual meeting of stockholders (“2015 Annual Meeting”). It is expected that Mr. Junius will stand for election by stockholders as a Class I director at the 2015 Annual Meeting, with a three-year term expiring in 2018.

Mr. Junius will receive the same compensation as is paid to other nonemployee directors of the Company as described in the section entitled “Corporate Governance – Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 27, 2013, which description is incorporated herein by reference. The cash fee to be paid to Mr. Junius for the first quarter of 2014 will be prorated to reflect his election on March 11, 2014. Annual deferred stock unit and stock option grants will be made to all directors, including Mr. Junius, on May 7, 2014, the date of the Company’s 2014 annual meeting of stockholders.

On March 11, 2014, the Company issued a press release regarding Mr. Junius’s election to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed.

99.1	Press Release dated March 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: March 11, 2014	By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 11, 2014.